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                                                                   EXHIBIT 10.31

                               REPLACEMENT OPTION


                                 SMARTGATE, INC.


       This certifies that, H.R. Williams Family Limited Partnership (the "Holder") is entitled at any time until December 31, 2001 to purchase and receive 446,804 Shares of SmartGate, Inc., a Nevada corporation (the "Company" or "SmartGate") capital stock. The exercise price under this Option shall be $1.0657716 per share. In the event that SmartGate issues any Options from the date hereof and during the Term of this Option at a price less than $1.0657716 per share then the Option exercise price hereunder shall be automatically reduced to the lowest price reflected in any such option. This Option may be accelerated by the Company during the calendar year 2001 provided that the exercise price is discounted at the rate of 1% of the purchase price for each month accelerated.

       This Option and the shares that may be acquired under this Option may be assigned by the Holder and Holder in whole or in part to any family member or any trust or other entity created by the Holder for the benefit of his family members. Further, this Option may be exercised by the Holder in part and any remaining unexercised portion of the Option shall remain intact and be exercisable for the balance of the Term of this Option.

       SHARES ISSUED UPON THE EXERCISE OF THIS OPTION WILL BE RESTRICTED IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS.

       In the event of a stock dividend or stock split resulting in the number of outstanding of shares of the Company being changed, the applicable exercise price and number of shares, as provided in this Option, shall be proportionately adjusted. In the event of the merger, consolidation, or combination of the Company into another company or entity which survives that transaction, the shares which may be purchased under this Option shall be converted into an equivalent number of shares of the surviving entity. In the event of the sale of all or substantially all of the assets of the Company, the shares which may be purchased upon the exercise of the Option shall be treated in any distribution as if said shares are issued and outstanding, with the exception that the exercise price under this Option shall be deducted from the amount to be distributed on a per-share basis.

       This Option shall not entitle the Holder to voting or other rights of a shareholder or to any dividends declared upon shares unless the holder shall have exercised the Option and purchased the shares prior to the record date fixed by the Company for such action.

       This Option is being issued by SmartGate, Inc., in exchange and replacement for an Option representing 476,191 shares of SmartGate, L.C. (the "Surrendered Option"). The Surrendered Option was issued by SmartGate, L.C., a Florida limited liability company. The Surrendered Option shall be rendered void and unenforceable by virtue of the acceptance by Holder of this Replacement Option issued by SmartGate, Inc.

       IN WITNESS WHEREOF, the Company has caused this Option to be signed and sealed by its duly authorized officer.


                                                    SmartGate, Inc.
                                                    a Nevada corporation


Dated: As of 2-9-2000                          By: /s/ STEPHEN A. MICHAEL
       --------------                              -----------------------------
                                                   Stephen A. Michael, President


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                       AMENDMENT TO SUBSCRIPTION AGREEMENT

       This Amendment to Subscription Agreement is entered into April 27, 2001 by and among H.R. Williams Family Limited Partnership ("Partnership"), H.R. Williams, SmartGate, L.C. ("SmartGate") and SmartGate, Inc. to amend that certain Subscription Agreement (the "Subscription Agreement") between the Partnership and SmartGate dated March 12, 1999.

       WHEREAS, pursuant to the Subscription Agreement, the Partnership was granted an option to purchase 476,191 shares of SmartGate, L.C. at $1.00 per share with an exercise period to terminate on December 31, 2001 ("Option"); and

       WHEREAS, pursuant to the Contribution Agreement entered into by and among the Partnership, as a member of SmartGate, SmartGate, and SmartGate, Inc. dated February 9, 2000, the Partnership's Option was converted into an option to purchase an equivalent number of SmartGate, Inc. shares in accordance with the conversion ratio utilized under the Conversion Agreement for the exchange of SmartGate, L.C. shares to SmartGate, Inc. shares ("Replacement Option"), a copy of which is attached hereto; and

       WHEREAS, the Replacement Option issued to the Partnership is for the purchase of 446,804 shares of SmartGate, Inc. at $1.0657716 per share with an exercise period to terminate on December 31, 2001; and

       WHEREAS, pursuant to the Subscription Agreement, H.R. Williams agreed to personally guarantee a credit facility for SmartGate and that said guarantee would remain in effect for a period of twenty-four (24) months; and

       WHEREAS, the parties wish to extend the period of the personal guarantee and the exercise period of the Replacement Option by amending the Subscription Agreement as set forth hereinbelow.

       NOW THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

       1. REPLACEMENT OPTION EXERCISE PERIOD EXTENSION. The reference to the Option in Paragraph 2(a) of the Subscription Agreement is hereby amended to reference the Replacement Option, and the exercise period of the Replacement Option is amended as follows: the exercise period termination date of December 31, 2001 is hereby cancelled and deleted. The termination date for the exercise period under the Replacement Option is hereby extended to be the 245th day following the first date upon which either: (i) SmartGate's line of credit facility with Regions Bank ("Credit Facility") or a replacement bank if Regions Bank is unwilling to extend said credit facility ("Replacement Credit Facility") is paid off; or (ii) H.R. Williams' guarantee is released by SmartGate from the Credit Facility or the Replacement Credit Facility (the "Option Release Conditions"). Upon satisfaction of the Option Release Conditions, SmartGate will advise the Partnership that the Option Release Conditions has been satisfied and that the period to exercise the Replacement Option will terminate on the 245th day following said date ("New Exercise Termination Date"). The parties further agree that all other terms of the Replacement Option remain in full force and effect and that this Amendment shall serve as the amendment to the Replacement Option establishing the New Exercise Termination Date.


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       2. CREDIT FACILITY GUARANTY EXTENSION. Mr. Williams shall renew and extend his guarantee of SmartGate's line of credit facility with Regions Bank (or a Replacement Credit Facility) for an additional two-year period. Accordingly, Paragraph 2(b)(iii) of the Subscription Agreement is hereby amended to reflect this guarantee extension.

       3. REMAINDER OF SUBSCRIPTION AGREEMENT BINDING. Except as herein modified, the Subscription Agreement and the Replacement Option and all of the terms and conditions therein shall remain unmodified and in full force and effect.

       4. COUNTERPARTS. This Amendment to Subscription Agreement may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one in the same instrument. A facsimile copy of this Agreement and counterpart signature shall be considered, for all purposes, as an original.

       IN WITNESS WHEREOF, the undersigned have caused the execution of this Amendment to Subscription Agreement by them on April 27, 2001.

H.R. Williams Family Limited Partnership       SmartGate, L.C.



By: /s/ H.R. WILLIAMS                      By: /s/ STEPHEN A. MICHAEL, PRESIDENT
    -----------------                          ---------------------------------

H.R. Williams                                   SmartGate, Inc.



    /s/ H.R. WILLIAMS                      By: /s/ STEPHEN A. MICHAEL, PRESIDENT
    -----------------                          ---------------------------------
H.R. Williams